Exhibit 99.2

Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054-1549

CFO Commentary on Full Year 2015 and Fourth-Quarter Results

Summary
The fourth quarter was a strong finish to the year with record revenue at 14.9 billion dollars, up 1% on a year-on-year basis and in line with our expectations. We also had record revenues in the Data Center and the Internet of things businesses.

For the full year, revenue of $55.4B was down 1%, operating income of $14.0B was down 9%, net income of $11.4B was down 2% and earnings per share of $2.33 was up 1% to 2014. Client Computing Group revenue declined by 8% from a year ago. We saw robust growth in our Data Center Group with revenue up 11% over the same period.

In the fourth quarter, Client Computing Group revenue was up 3% quarter over quarter and down 1% on a year-on-year basis. The Data Center Group revenue was up 4% quarter over quarter and up 5% on a year-on-year basis. Gross margin of 64.3% was up 1.3 points quarter over quarter and up 2.3 points from our expectations. Operating income was $4.3B, down 3% on a year-on-year basis. Net Income of $3.6B was down 1% on a year-on-year basis. Earnings per share was $0.74, flat on a year-on-year basis.

The full year 2015 results when compared to the full year 2014 results were the following:

•	Revenue of $55.4B was down $0.5B (-1%) from $55.9B

•	Gross margin of 62.6% was down 1.1 points from 63.7%

•	Operating income of $14.0B was down $1.3B (-9%) from $15.3B

•	Net income of $11.4B was down $0.3B (-2%) from $11.7B

•	Earnings per share of $2.33 was up 2 cents (+1%) from $2.31

The fourth quarter 2015 results when compared to the fourth quarter 2014 were the following:

•	Revenue of $14.9B was up $0.2B (+1%) from $14.7B

•	Gross margin of 64.3% was down 1.1 points from 65.4%

•	Operating income of $4.3B was down $0.2B (-3%) from $4.5B

•	Net income of $3.6B was down $0.1B (-1%) from $3.7B

•	Earnings per share of $0.74 was flat

Fourth Quarter 2015

Revenue
Revenue of $14.9B was up 3% sequentially and up 1% on a year-on-year basis. Total platform* volumes were up 1% when compared to the third quarter. Total platform* average selling prices were up 4% over this same time period.

Year-on-Year Comparisons:

•
Client Computing Group had revenue of $8.8B, down 1% with platform volumes down 16% and platform average selling prices up 17%. Desktop platform volumes were down 9% and desktop platform average selling prices were up 9%. Notebook platform volumes were down 10% and notebook platform average selling prices were up 6%. Tablet volumes were down 33% and average selling prices were up significantly.

•	Data Center Group had revenue of $4.3B, up 5% with platform volumes up 7% and platform average selling prices were down 1%.

•	Internet of Things Group had revenue of $625M, up 6%.

•	Software and services operating segments revenue was $543M, down 3%. Intel Security Group was flat on a GAAP basis and up 6% on a constant currency basis.

•	All other operating segments had revenue of $682M, up 11%.

Quarter-on-Quarter Comparisons:

•	Client Computing Group revenue was up 3% with platform volumes flat and platform average selling prices up 5%.

•	Data Center Group revenue was up 4% with platform volumes up 6% and platform average selling prices down 1%.

•	Internet of Things Group revenue was up 8%.

•	Software and services operating segments revenue was down 2%.

•	All other operating segments revenue was flat.

Gross Margin
Gross margin dollars were $9.6B, up $479M compared to the third quarter. Gross margin of 64.3% was up 1.3 points compared to the third quarter, and up 2.3 points to the midpoint of our expectations.

Gross Margin Reconciliation: Q3'15 to Q4'15 (63.0% to 64.3%, up 1.3 points)

Gross Margin Reconciliation [note: point attributions are approximate]:

63.0%		Q3’15 Gross Margin
+1.0	point:	Higher platform* average selling prices
+0.5	point:	Lower platform* write-offs (primarily on 14nm products)
64.3%		Q4’15 Gross Margin

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets

Gross Margin Reconciliation: Q4'15 Outlook to Q4'15 (62% +/- couple points to 64.3%, up 2.3 points)
[note: point attributions are approximate]

Gross Margin Reconciliation [note: point attributions are approximate]:

62%		Q4’15 Gross Margin Outlook
+1.5	points:	Lower platform* unit costs
+1.0	point:	Lower factory start-up and other non-production cost
+1.0	point:	Higher platform* average selling prices
-0.5	point:	Higher platform* write-offs (primarily on 14nm products)
64.3%		Q4’15 Gross Margin

Gross Margin Reconciliation: Q4'14 to Q4'15 (65.4% to 64.3%, down 1.1 points)
When comparing the fourth quarter on a year-on-year basis, gross margin was down 1.1 points primarily due to higher platform*unit costs (primarily on the higher mix of 14nm products), lower platform* volume, partially offset by higher platform* average selling prices, lower platform* write-offs and lower factory start-up costs.
Spending
Spending for R&D and MG&A was $5.2B, up $400M from the third quarter, and up $200M from our expectations. The higher fourth quarter spending compared to our expectations was primarily driven by higher profit dependent and employee benefits spending. R&D and MG&A as a percentage of revenue was 35%, up from 33% in the third quarter.

Depreciation was $1.9B, in line with expectations.

Restructuring and asset impairment charges in the fourth quarter were -$13M net of adjustments, lower than expectations.

Amortization of acquisition-related intangibles included in operating expense was $67M, in line with expectations.

Other Income Statement Items
Gains and losses on equity investments and interest and other income was a $4M net gain compared to a $61M net gain in the third quarter and in line with our expectation of approximately zero.

The effective tax rate for the fourth quarter was 16.0%, down 9.0 point from expectations. This is driven by the reenactment of the U.S. R&D tax credit and other one-time items.

Balance Sheet and Cash Flow Items
On the balance sheet, total cash investments ended the quarter at $25.3B, up $4.5B from the third quarter. $11.1B of the total $25.3B total cash investments^^ is held by non-U.S. subsidiaries. Cash flow from operations in the fourth quarter was $5.4B. During the fourth quarter, we paid $1.1B in dividends, purchased $2.3B in capital assets and repurchased $0.5B in stock. We issued $1.5B in new long-term debt as part of the Altera acquisition financing plan. Total inventories were up $202M.

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets
^^ Cash and cash equivalents, short-term investments, and trading assets

Other Items
The total number of employees was flat to the third quarter at 107K.

Diluted shares outstanding were flat to the third quarter and decreased by 64M shares from the fourth quarter of a year ago driven primarily by stock repurchases.
Full Year 2015

Revenue
Revenue of $55.4B was down 1% from 2014. Total platform* volume was down 9% and total platform* average selling prices were up 8% over this same period.

2015 Comparisons to 2014:

•
The Client Computing Group had revenue of $32.2B, down 8% with platform volume down 11% and platform average selling prices up 4%. Desktop platform volume was down 16% and desktop platform average selling prices were up 6%. Notebook platform volume was down 9% and notebook platform average selling prices were up 2%. Tablet volumes were down 16% and average selling prices were up significantly.

•	The Data Center Group had revenue of $16.0B, up 11% with platform volume up 8% and platform average selling prices up 3%.

•	Internet of Things Group had revenue of $2.3B, up 7%.

•	The software and services operating segments had revenue of $2.2B, down 2%. Intel Security Group was down 2% on a GAAP basis and up 6% on a constant currency basis.

•	All other operating segments had revenue of $2.7B, up 20%.

Gross Margin
Gross margin dollars were $34.7B, down $0.9B from 2014. Gross margin of 62.6% was down 1.1 points from 2014 driven by higher platform* unit costs and lower platform* volumes. These decreases were partially offset by higher platform* average selling prices, lower factory start-up costs, and lower platform* write-offs.

Spending
Spending for R&D and MG&A was $20.1B, up $400M from 2014. R&D and MG&A as a percentage of revenue was 36%, up one point compared to 2014.

R&D spending was $12.1B, up 5% from 2014.

MG&A spending was $7.9B, down 3% from 2014.

Depreciation was $7.8B, up from $7.4B in 2014.

Restructuring and asset impairment charges for 2015 were $354M, up from $295M in 2014.

Amortization of acquisition-related intangibles included in operating expense was $265M, down from $294M in 2014.

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets

Other Income Statement Items
Gains and losses on equity investments and interest and other income was a net gain of $210M, lower than the net $454M gain in 2014.

The effective tax rate for 2015 was 20%, down 6.3 points in 2014 driven by one-time items and our decision to indefinitely reinvest certain prior years’ non-US earnings.

Balance Sheet and Cash Flow Items
Cash flow from operations in 2015 was approximately $19.0B. On the balance sheet, total cash investments^^ ended the year at $25.3B, up $11.3B from 2014. During 2015, we paid $4.6B in dividends, purchased $7.3B in capital assets, and repurchased $3.0B in stock. We issued $9.5B in new long-term debt as part of the Altera acquisition financing plan. Total inventories were up $894M from a year ago.

^^ Cash and cash equivalents, short-term investments, and trading assets

Outlook
Intel's Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after January 14. The midpoint of the forecast ranges will be referred to when making comparisons to specific periods.

Our first quarter 2016 and full year 2016 Business Outlook includes the expected results of our recently completed acquisition of Altera, an additional week in the first quarter due to 2016 being a 53-week year, and a change in the estimated useful lives for our machinery and equipment in our factories from four to five years.

The acquisition of Altera was completed in early fiscal year 2016, which means that the Outlook includes the expected results for the FPGA business.  As a result of the Altera acquisition, we have acquisition-related charges that are primarily non-cash.  Our Outlook for the first quarter and full year 2016 include both GAAP and non-GAAP estimates. Reconciliations between these GAAP and non-GAAP financial measures are included below.

Q1 2016 Outlook

Revenue
GAAP revenue is expected to be $14.0B, plus or minus $500M in the first quarter.

On a non-GAAP basis, excluding the impact of the deferred revenue write-down, revenue is expected to be $14.1B, plus or minus $500M in the first quarter. The midpoint of this range is down 6% from the fourth quarter, and it includes approximately $400M from Altera. Excluding the incremental revenue from Altera, the business is at the low end of seasonality for the first quarter.

Gross Margin
GAAP Gross margin in the first quarter is expected to be 58%, plus or minus a couple of points, down 6.3 points from the fourth quarter. Non-GAAP^ Gross margin in the first quarter is expected to be 62%, plus or minus a couple of points, down 2.3 points from the fourth quarter.

Gross Margin Reconciliation [note: point attributions are approximate]:

64.3%		Q4’15 Gross Margin
-3.0	points:	Altera acquisition-related adjustments
-1.0	point:	Higher factory start-up costs (primarily on 10nm)
-1.0	point:	Lower platform* volume
-0.5	point:	Memory business ramp (increased production and factory start-up costs)
-0.5	point:	Higher write-offs (primarily on platform* products)
58%		Q1’16 GAAP Gross Margin
+3.0	points:	Altera acquisition-related adjustments
+0.5	point:	Other acquisition-related adjustments
62%		Q1’16 Non-GAAP^ Gross Margin

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets
^Gross Margin on a non-GAAP basis, excluding the impacts of the deferred revenue write-down, the inventory valuation adjustment, and amortization of acquisition-related intangibles.

Spending
Spending for R&D and MG&A in the first quarter is expected to be approximately $5.6B, up approximately $300M from the fourth quarter primarily due to spending associated with Altera's business, the extra work week, increased R&D in Intel's base business, and one-time deal related costs. This was partially offset by lower depreciation expense, marketing, profit dependent, and employee benefit spending.
On a non-GAAP basis, excluding the impacts of certain acquisition-related charges associated with the Altera acquisition, R&D and MG&A in the first quarter is expected to be approximately $5.5B.
Depreciation is forecast to be approximately $1.7B, down from the fourth quarter. This lower depreciation forecast is driven by the lengthening of the economic useful life of our manufacturing equipment. We are extending the depreciable life of equipment in our factories from four to five years.
Amortization of acquisition-related intangibles included in operating expense is forecast to be approximately $100M, all of which is excluded on a non-GAAP basis.
Other Income Statement Items
Gains and losses from equity investments and interest and other income are expected to be approximately zero, compared to a net gain of $4M in the fourth quarter.
2016 Outlook

Revenue
Revenue for the year is expected to grow in the mid to high single digits on both a GAAP and non-GAAP basis.

Gross Margin
GAAP gross margin for the year is expected to be 61%, plus or minus a couple points, down 1.6 points from 2015. Non-GAAP^ gross margin for the year is expected to be 63%, plus or minus a couple points, up 0.4 points from 2015.

Gross Margin Reconciliation [note: point attributions are approximate]:

62.6%		2015 Gross Margin
-2.0	points:	Altera acquisition-related adjustments
-1.5	points:	Higher factory start-up costs (primarily on 10nm)
-1.0	point:	Memory business ramp (increased production and factory start-up costs)
+2.0	points:	Higher platform* average selling prices
+0.5	point:	Lower platform* costs (primarily on lower depreciation)
61%		2016 GAAP Gross Margin Outlook
+2.0	points:	Altera acquisition-related adjustments
+0.5	point:	Other acquisition-related adjustments
63%		2016 Non-GAAP^ Gross Margin Outlook

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets
^Gross Margin on a non-GAAP basis, excluding the impacts of the deferred revenue write-down, the inventory valuation adjustment, and amortization of acquisition-related intangibles.

Spending
Spending for R&D and MG&A for the year is expected to be approximately $21.4B plus or minus $400M, up $1.4B from 2015. This increase is primarily driven by the addition of the Altera base business spending, increased R&D in Intel’s base business, the extra work week, an increase in profit dependent spending, and one-time deal related costs. This is partially offset by lower depreciation expense in Intel’s base business.

On a non-GAAP basis, excluding the impacts of certain acquisition-related charges associated with the Altera acquisition, 2016 R&D and MG&A is expected to be approximately $21.3B.

Depreciation is forecast to be approximately $6.5B plus or minus $200M, down $1.3B from 2015. This lower depreciation forecast is driven by the lengthening of the economic useful life of our manufacturing equipment. We are extending the depreciable life of equipment in our factories from four to five years. This change in depreciable life drives approximately $1.5B in lower depreciation expense for the year. Approximately half of this benefit will increase gross margin (impacting both unit cost and start-up costs), a quarter will decrease R&D expenses, and the remainder will decrease our inventory values.

Amortization of acquisition-related intangibles included in operating expense is forecast to be approximately $350M, up from 2015.
Other Income Statement Items
The tax rate is expected to be 25%, up from 2015. No adjustments on a non-GAAP basis.

Balance Sheet and Cash Flow Items
Capital spending for 2016 is expected to be $9.5B plus or minus $500M, up $2.2B, from 2015.

Risk Factors
The above statements and any others in this document that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "should," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel's actual results, and variances from Intel's current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•
Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

•
The amount, timing and execution of Intel's stock repurchase program could be affected by changes in Intel's priorities for the use of cash, such as operational spending, capital spending, acquisitions, and as a result of changes to Intel's cash flows or changes in tax laws.

•
Intel's expected tax rate is based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•
Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•
Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions. We completed our acquisition of Altera on December 28, 2015 and risks associated with that acquisition are described in the “Forward Looking Statements” paragraph of Intel’s press release dated June 1, 2015, which risk factors are incorporated by reference herein.

A detailed discussion of these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q.

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this document contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments: The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions as follows:

•
Revenue and gross margin non-GAAP outlook excludes the impact of the deferred revenue write-down, amortization of acquisition-related intangible assets that impact cost of sales, and the inventory valuation adjustment.

◦
Deferred revenue write-down: Sales to distributors are made under agreements allowing for subsequent price adjustments and returns and are deferred until the products are resold by the distributor. Business combination accounting principles require us to write down to fair value the deferred revenue assumed in our acquisitions as we have limited performance obligations associated with this deferred revenue. Our GAAP revenues and related cost of sales for the subsequent reselling by distributors to end customers after an acquisition do not reflect the full amounts that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments eliminate the effect of the deferred revenue write-down. We believe these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of our business.

◦
Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to our cost of sales excludes the expected profit margin component that is recorded under business combination accounting principles. We believe the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

•
Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangibles assets such as developed technology, trade names, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

•
R&D plus MG&A spending non-GAAP outlook excludes the impact of other one-time charges associated with the acquisition of Altera, which primarily includes bankers fees, compensation-related costs, and valuation charges for Altera's stock based compensation.

Constant currency effect on revenue: Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the comparable period. We believe this is a useful metric that facilitates comparison to our historical performance for the Intel Security Group operating segment.

SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

($ in Billions)	Q1 2016 Outlook		2016 Outlook

GAAP REVENUE	$14.0	+/-500 million	Mid to high single digits
Adjustment for deferred revenue write-down	0.1
NON-GAAP REVENUE	$14.1	+/-500 million	Mid to high single digits

GAAP GROSS MARGIN PERCENTAGE	58%	+/- a couple pct. pts.	61%	+/- a couple pct. pts.
Adjustments for:
Deferred revenue write-down	—%		—%
Inventory valuation	2%		1%
Amortization of acquisition-related intangibles	2%		2%
NON-GAAP GROSS MARGIN PERCENTAGE	62%	+/- a couple pct. pts.	63%	+/- a couple pct. pts.

GAAP R&D plus MG&A SPENDING	$5.6	approximately	$21.4	approximately
Adjustment for other acquisition-related charges	0.1		0.1
NON-GAAP R&D plus MG&A SPENDING	$5.5	approximately	$21.3	approximately

GAAP AMORTIZATION OF ACQUISITION-RELATED INTANGIBLES INCLUDED IN OPERATING EXPENSES	$0.1	approximately	$0.4	approximately
Adjustment for amortization of acquisition-related amortization	(0.1)		(0.4)
NON-GAAP AMORTIZATION OF ACQUISITION-RELATED INTANGIBLES INCLUDED IN OPERATING EXPENSES	$—		$—

SUPPLEMENTAL RECONCILIATIONS OF CONSTANT CURRENCY

Set forth below is a reconciliation of our operating results for the Intel Security Group operating segment on a constant currency basis. This non-GAAP financial measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.
Intel Security Group Operating Segment

	Three Months Ended			Twelve Months Ended
($ in Millions)	Dec 26, 2015	Dec 27, 2014	% Change	Dec 26, 2015	Dec 27, 2014	% Change

GAAP NET REVENUE	$533	$531	—%	$2,077	$2,121	(2)%
Constant currency adjustment	32			167
NON-GAAP NET REVENUE, CONSTANT CURRENCY ADJUSTED	$565	$531	6%	$2,244	$2,121	6%

GAAP OPERATING INCOME	$91	$57	60%	$261	$229	14%
Constant currency adjustment	15			71
NON-GAAP OPERATING INCOME, CONSTANT CURRENCY ADJUSTED	$106	$57	86%	$332	$229	45%